Exhibit 99.2

NEWS

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Laura C. Baldwin	Patricia G. Ball
Director of Finance and Investor Relations	Vice President of Marketing & PA
214-473-3969	214-473-3752
laura.baldwin@triadhospitals.com	pat.ball@triadhospitals.com

Triad Corrects Inpatient and Outpatient Revenue Percentages

PLANO, TX (July 25, 2005) – Triad Hospitals, Inc. (the “Company” or “Triad”) (NYSE: TRI) is correcting a typographical error in its press release issued earlier today announcing its consolidated financial results for the three and six months ended June 30, 2005. The Company’s inpatient and outpatient revenues as a percentage of patient revenues in the same-facility and pro forma operating data were reversed in the earnings release. The correct percentages are listed below:

Same-Facility	Three Months Ended
	June 30, 2005	June 30, 2004	Change
Inpatient % of patient revenues	54%	53%	1.0%
Outpatient % of patient revenues	46%	47%	(1.0)%

	Six Months Ended
	June 30, 2005	June 30, 2004	Change
Inpatient % of patient revenues	54%	54%	0.0%
Outpatient % of patient revenues	46%	46%	0.0%

Pro Forma	Three Months Ended
	June 30, 2005	June 30, 2004	Change
Inpatient % of patient revenues	54%	53%	1.0%
Outpatient % of patient revenues	46%	47%	(1.0)%

	Six Months Ended
	June 30, 2005	June 30, 2004	Change
Inpatient % of patient revenues	54%	54%	0.0%
Outpatient % of patient revenues	46%	46%	0.0%

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to market conditions and those detailed from time-to-time in the Company’s filings with the Securities and Exchange Commission, may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All references to “Company”, “Triad”, and “Triad Hospitals, Inc.” as used throughout this document refer to Triad Hospitals, Inc. and its affiliates.